Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 119 to the Registration Statement on Form N-1A of GraniteShares ETF Trust and to the use of our report dated August 29, 2025 on the financial statements and financial highlights of GraniteShares 2x Long IONQ Daily ETF, GraniteShares 2x Long MARA Daily ETF, GraniteShares 2x Short MSTR Daily ETF, GraniteShares 2x Long MRVL Daily ETF, GraniteShares 2x Long RDDT Daily ETF and GraniteShares 2x Long VRT Daily ETF, each a series of GraniteShares ETF Trust, appearing in Form N-CSR for the year ended June 30, 2025, which are also incorporated by reference into the Registration Statement.

Additionally, we consent to the references to our firm in the Post-Effective Amendment No. 118 to the Registration Statement on Form N-1A of GraniteShares ETF Trust (the “Trust”) regarding GraniteShares 2x Long XYZ Daily ETF, GraniteShares 2x Long PDD Daily ETF, GraniteShares 2x Long RIOT Daily ETF, GraniteShares 2x Long HOOD Daily ETF, GraniteShares 2x Long NOW Daily ETF and GraniteShares 2x Long SNOW Daily ETF, each a series of GraniteShares ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 24, 2025